                                                                  Exhibit 4.3(b)

                             CERTIFICATE OF TRUST

                                      OF

                                FPC CAPITAL II

     THIS Certificate of Trust of FPC CAPITAL II (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.) (the "Act").

     1. Name. The name of the business trust formed hereby is FPC CAPITAL
II.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is First Chicago Delaware Inc. 300 King Street, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

     IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                    FIRST CHICAGO DELAWARE INC.,
                                      as trustee

                                    By: /s/ Steven M. Wagner
                                       _________________________________

                                             Steven M Wagner
                                       Name: ___________________________

                                              Vice President
                                       Title: __________________________



                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                      as trustee


                                    By: /s/ Steven M. Wagner
                                       _________________________________

                                             Steven M. Wagner
                                       Name: ___________________________

                                              Vice President
                                       Title: __________________________